NYER MEDICAL GROUP, INC.

                    PROXY STATEMENT


      The enclosed proxy is solicited by Samuel Nyer and William J. Clifford, Jr. on behalf of the Board of Directors (the "Board") of Nyer Medical Group, Inc. (the "Company") for use at the annual meeting of shareholders on September 30, 1996 at 10:00 a.m. to be held at the Company's corporate office located at 1292 Hammond Street, Bangor, Maine 04401. Such solicitation is being made by mail, and the Company may also use its officers to solicit proxies from shareholders either in person or by telephone or letter without extra compensation. All expenses of this solicitation will be paid by the Company. Since proxies are being solicited by the Board, it may be deemed to have a conflict of interest in recommending how shareholders vote for the proposals. An inherent conflict of interest may arise from the Board recommending their own re-election and the corporate governance provisions which will tend to perpetuate control of the Board. A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof. If a shareholder wishes to give a proxy to someone other than management, he or she may cross out the names appearing on the enclosed proxy form, insert the name of some other person, sign and give the form to that person for use at the meeting.

      Only shareholders of record at the close of business on August 1, 1996 (the "Record Date") are entitled to notice of, and to vote at, the meeting. Each share of common stock outstanding on the record date is entitled to one vote on all proposals. Nyle International Corp. ("Nyle") is the holder of all of the Company's Class A preferred stock which shares are entitled to 2,000,000 votes. As of the close of business on August 1, 1996, 3,128,293 shares of common stock of the Company were outstanding which means that a total of 5,128,293 votes are eligible to be cast at the meeting.

     All proposals require a vote of the majority of the shareholders present in person or by proxy except for the election of directors who shall be elected by a plurality of such votes. Proxies which abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are broker non-votes. Client directed abstentions are not broker non-votes. Abstentions and broker non-votes are counted in tabulations of the votes cast on proposals presented to the shareholders and will have the same effect as a vote against the proposed amendments to the Company's Articles of Incorporation. Shareholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote. Shareholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company.

      This proxy statement and the accompanying proxy are first being mailed to shareholders on or about September 10, 1996.

Voting Securities and Principal Holders Thereof

      The following table sets forth the number of shares of the Company's voting stock beneficially owned as of August 1, 1996 by
(i) owners of more than 5% of the Company's voting stock, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group:



                                             Amount and
                                             Nature of
                  Name and Address of        Beneficial        Percent of
   Class          Beneficial Ownership       Ownership 1,2     Class

Common Stock      Samuel Nyer                2,798,000 1,3,4,5   53.9%
and Class A       1292 Hammond Street
Preferred         Bangor, ME  04401
Stock

Common Stock      Nyle International         2,710,000 1         52.8%
and Class A       72 Center Street
Preferred         Brewer, ME  04412
Stock

Common Stock      William Clifford, Jr.         12,000 4            *
                  1292 Hammond Street
                  Bangor, ME  04401

Common Stock      Michael Anton                 44,500 6          1.4%
                  9 Haigis Highway
                  Scarborough, ME  04074

Common Stock      Donald C. Lewis, Jr.          12,000 7            *
                  c/o Nyle International Corp.
                  72 Center Street
                  Brewer, ME  04412

Common Stock      Kenneth L. Nyer, M.D.         12,000 7            *
                  1933 Williamsbridge Rd.
                  Bronx, New York 10461

Common Stock      Howard G. Parker, M.D.        11,000 8            *
                  358 Broadway
                  Bangor, ME  04401

Common Stock      Daniel Striar                 12,000 7            *
                  1 Fox Hill Drive
                  South Walpole, MA  02701


All directors and executive officers
of the Company as a group (eight persons)    2,889,700 1,3,6,9    55.0%


 2 Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and includes any options which vest within 60 days of the Record Date, i.e., September 30, 1996. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

 3  Includes shares owned by Nyle International Corp. ("Nyle") since Mr. Samuel
   Nyer is chairman of that corporation.

 4 Includes 12,000 shares of common stock underlying vested stock options granted pursuant to the Company's 1993 Stock Option Plan (the "Plan").

 5 Includes 50,000 shares of common stock underlying vested options granted pursuant to the Company's Plan.

 6 Does not include 10,000 shares issued to Mr. Anton vesting subject to performance goals contained in the Asset Purchase Agreement through which Mr. Anton sold Anton Enterprises to the Company, and which in any event, cannot vest prior to the end of calendar 1996.

 7  Includes 12,000 shares each underlying vested options granted to Messrs.
   Lewis and Striar and Dr. Nyer pursuant to the Company's Plan.

 8 Includes 2,000 shares underlying vested options granted to Dr. Parker pursuant to the Company's Plan.

 9  Includes 100 shares owned by Ms. Karen L. Wright, the Company's treasurer.


Item 1.   Election of Directors

      Seven directors are to be elected at the annual meeting. Those persons elected will hold office until the next annual meeting of shareholders and their successors have been elected and qualified. The Company's bylaws provide that the actual number of directors be established by resolution of the Board. The current Board has by resolution established the number of directors at eight. Assuming approval of the proposal to classify the Board, Messrs. Samuel Nyer, William Clifford, Jr. and Donald C. Lewis are designated Class A directors and will serve a three-year term, Dr. Kenneth L. Nyer and Mr. Michael Anton will be Class B directors and serve a two-year term, and Dr. Howard G. Parker and Mr. Daniel Striar will be Class C directors and will serve a one-year term.

      The nominees for the Board are set forth below. The proxy holders intend to vote all proxies received by them for the nominees for directors listed below unless instructed otherwise. In the event any nominee is unable or declines to serves as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

      Directors shall be elected by a plurality of the votes of the shares cast at the annual meeting.


                        Nominees to Board of Directors


Name                     Age          Position with the Company     Since

Samuel Nyer               71          Chairman of the Board,        1991
                                      President and Secretary

William J. Clifford, Jr.  46          Vice President of Sales
                                      and Director                  1991

Michael Anton             51          Director                      1993

Donald C. Lewis, Jr.      58          Director                      1993

Kenneth L. Nyer, M.D.     38          Director                      1991

Howard G. Parker, M.D.    55          Director                      1991

Daniel Striar             60          Director                      1991


        Samuel Nyer has been chairman of the board, president and secretary of the Company since December 1991. He served as a director of Genetic Vectors, Inc. ("Vectors") from December 1991 to June 1996. Mr. Nyer has been president and director of ADCO Surgical Supply, Inc. ("ADCO"), Nyle Home Health Supplies Inc. ("Nyle Home Health") and ADCO South Medical Supplies, Inc. ("ADCO South") since 1988, 1990 and 1992, respectively. Since 1985, Mr. Nyer has been chairman of the board of Nyle, a manufacturer of drying equipment. Nyle, a publicly-held corporation, is the Company's principal shareholder. Mr. Nyer also has interests in a number of small businesses in the Bangor, Maine area.

        William J. Clifford, Jr. has been vice president of sales and a director of the Company since 1992, and vice president and general manager of ADCO, Nyle Home Health and ADCO South since 1988, 1990 and 1992, respectively. Mr. Clifford was appointed a director of Vectors in June 1996. From 1973 to 1988, Mr. Clifford was general sales manager of ADCO. Mr. Clifford has over 20 years experience in the medical supply industry and possesses substantial experience in medical warehousing, purchasing, sales and sales management. He has been an employee of ADCO since 1973.

        Michael Anton has been a director and an employee of the Company since September 1993. At that time, the Company acquired his sole proprietorship, Anton Enterprises, through its subsidiary, Anton
Investments, Inc. ("Anton") and appointed Mr. Anton president of
Anton. The Company owns 80% and Mr. Anton 20% of Anton. Mr. Anton is also the president and owner of 20% of the Company's 80% owned subsidiary, Conway Associates, Inc. ("Conway"). Anton and Conway distribute safety and fire equipment to municipal and industrial departments and law enforcement agencies through their showrooms and catalogs.

        Donald C. Lewis, Jr. has been a director of the Company since July 1993. Mr. Lewis has been president and a director of Nyle, the Company's principal shareholder, since January 1985.

        Kenneth L. Nyer, M.D. has been a director of the Company since December 1991. Dr. Nyer is a specialist in internal medicine and has practiced at the North Shore University Hospital, Manhasset,
New York since 1987. Dr. Nyer has held a faculty position at Cornell University Medical School since 1987. Dr. Nyer is the son of Mr. Samuel Nyer.

        Howard G. Parker, M.D. has been a director of the Company since December 1991. Dr. Parker has been an orthopedic surgeon in Bangor, Maine since 1978. Dr. Parker acts as a medical advisor, liaison, and consultant to numerous medical and athletic organizations. Dr. Parker has conducted research at Harvard
Medical School and Massachusetts Institute of Technology and has published widely on the subject of orthopedics.

        Daniel Striar has been a director of the Company since December 1991. Since 1972, Mr. Striar has been a general partner of R.W.
Striar & Co., a Boston textile manufacturer and distributor.

Executive Compensation

        The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer for the fiscal years ended December 31, 1993, 1994 and 1995. No executive officer received compensation exceeding $100,000 for the fiscal years ended December 31, 1993, 1994 or 1995.



                       SUMMARY COMPENSATION TABLE

                Annual              Long Term Compensation
              Compensation        Awards                 Payouts

(a)               (b)    (c)        (d)            (e)         (f)
                                                              Securities
                                   Other Annual   Restricted  Underlying
Name and Principal                 Compensation   Stock       Options/SARS
Position          Year  Salary($)  ($)(2)         Award(s)($) (#)

Samuel Nyer, Chief
Executive Officer 1993  $75,000    $ 4,200 -10    $   0        $12,000 -11

                  1994  $75,000    $ 4,200 -13    $   0            0

                  1995  $75,000    $ 4,200 -14    $   0        $90,000 -15


                      (g)                 (h)
                                     All other
                     LTIP            Compensation
                    Payouts($)       ($)

           1993      $ 0              $ 0
           1994      $ 0              $ 0
           1995      $ 0              $ 0

 10 Consists of automobile and automobile insurance allowance accrued in fiscal
     1993, of which was $1,050 paid in 1994.

 11 Consists of shares of common stock underlying options granted September 15, 1993 pursuant to the Company's Plan, exercisable at $4.75 per share, all of which are vested.

 12 Salary accrued in fiscal 1994 of which $12,981 was paid in February 1995.

 13 Consists of automobile and automobile insurance allowance accrued in fiscal
     1994, of which $1,400 was paid in 1995.

 14 Consists of automobile and automobile insurance allowance accrued in fiscal
     1995, of which $1,750 was paid in 1996.

 15 Consists of shares of common stock underlying options granted in January
     1995 pursuant to the Company's Plan, exercisable at $2.31 per share, of which 50,000 options are vested.

  The Company has not paid any cash compensation to any person for serving as a director. The Company does not intend to compensate non-employee directors for serving as directors except to reimburse them for expenses incurred in connection with their service as directors and to issue automatic grants of non-qualified stock options pursuant to the Plan as described herein. Directors who are employees receive no compensation for serving as directors; however, they are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Employment Agreements

        The Company employs its officers pursuant to oral agreements.

        The Company entered into a two-year written employment agreement with Mr. Samuel Nyer at a base annual salary of $75,000 effective June 16, 1993. Mr. Nyer's employment contract has been orally renewed for a two-year term on the same terms and conditions. However, it is anticipated that Mr. Nyer will seek to renegotiate his employment agreement during 1996. Mr. Nyer's employment agreement also provides for use of a car and automobile insurance at an annual cost of approximately $4,200. Additionally, in January 1995 the Board granted Mr. Nyer 90,000 incentive stock options exercisable at approximately $2.31 per share (110% of fair market value), 30,000 of which vested on the date of grant. The remainder vest biannually over a three-year term each June 30 and December 31 beginning December 31, 1995.

        The Company has an oral employment agreement with Mr. William Clifford, vice president of sales and a director, which provides for an annual salary of $52,000 and use of an automobile including all expenses associated with it at an annual cost of $8,000. The Company has an oral employment agreement with its treasurer, Ms. Karen L. Wright, which provides for an annual salary of $37,700.

        The Company entered into a five-year written employment agreement with Mr. Anton at a base annual salary of $62,500 effective September 16, 1993. Mr. Anton also receives a vehicle allowance of $5,000 annually and life-insurance coverage of $1,000,000, $300,000 of which is payable to Mr. Anton's designated beneficiary and the remainder of which is payable to the Company. Additionally, Mr. Anton received a grant of 12,000 non-qualified options vesting biannually over a three-year term each December 31 and June 30, all of which have vested.

        The Company does not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to its employees including the individuals specified above. However, in July 1993, the Company established the Plan and obtained shareholder approval of the Plan at the 1993 annual meeting held on October 11, 1993. In January 1995, the Board approved an amendment to the Plan increasing the number of shares from 150,000 to 275,000 shares, which was approved by the Company's shareholders at last year's annual meeting held on October 27, 1995. Under the Plan, the Board of the Company from time to time may grant options to purchase its common stock to employees, including officers. Non-employee directors receive automatic grants of 12,000 non-qualified options vesting semi-annually each June 30th and December 31st over a three year term. After vesting, and upon reelection to the Board, each non-employee director will receive a new automatic grant of non-qualified options on the same terms as above. As provided for in the Plan, the exercise price of the options is the closing price of the Company's common stock on the last business day prior to the grant of options.

        The following table gives information as to all options to purchase the Company's common stock which were granted to each outside director of the Company pursuant to the above automatic grant provisions of the Plan.


                         Outside Directors
                           Option Grants
                         as of August 1, 1996 -16

                                                            Average Option
                         Date of                            Exercise Price
Name                     Grant            Number               Per Share

Donald C. Lewis, Jr.     July 21, 1993    12,000                $4.62
Kenneth L. Nyer, M. D.   July 21, 1993    12,000 -17            $4.62
Howard Parker, M. D.     July 21, 1993    12,000 -17            $4.62
Daniel G. Striar         July 21, 1993    12,000 -17            $4.62


 16  As of August 1, 1996, 10,000 have been exercised, all by Dr. Parker.

 17 As of Augusst 1, 1996, all of these options have vested and are therefore exerciseable. If re-elected, each of these persons shall receive an automatic grant of 12,000 options.


Board Meetings and Committees

        The Board of the Company held three meetings during the fiscal year ended December 31, 1995 and executed a Unanimous Consent in lieu of formal meeting on one occasion. All directors except Mr. Donald Striar attended each of the total number of meetings of the
Board during this period either in person or by telephone.    Mr.
Striar did not attend any meetings of the Board.

Delinquent Filings

        To the best of the Company's knowledge, Mr. Michael Anton, an officer and director of the Company's subsidiary, Anton, failed to file one Form 4 covering a transaction required to be filed with the Securities and Exchange Commission. To the best of the Company's knowledge, Form 3s have been filed as required during calendar 1995.

Item 2.  Appointment of Auditors

        Coopers & Lybrand, LLP ("Coopers") independent public accountants, currently acts as the independent auditors of the Company and has been selected by the Board to act as auditors for the fiscal year ended December 31, 1996 subject to shareholder approval. Unless directed to vote no, proxies being solicited will be voted in favor of the ratification of Coopers as independent auditors for the Company's fiscal year ended December 31, 1996. Coopers acted as auditors for the Company for the fiscal year ended December 31, 1995. A representative of Coopers will be present at the meeting to respond to questions.

        Ratification of the appointment of Coopers as the Company's independent accountants for fiscal 1996 will require the affirmative vote of at least a majority of the votes represented in person or by proxy at the annual meeting. Proxies solicited by management will be voted for the proposal unless instructed otherwise.

Item 3.  Provisions Relating to Corporate Governance

        Background and Purpose of Provisions Relating to Corporate
Governance.

Introduction

        In the 1980s there were a number of takeovers of publicly-owned corporations accomplished by a swift purchase of a control block of stock by means of open market purchases or a tender offer made directly to the company's shareholders at a price above the prevailing market price, followed by a merger, consolidation, recapitalization or other business combination or transformation of the acquired company by the control block purchasers. Because of the control purchased, the terms of such mergers or other transformations are often determined primarily by the acquiring entity with a minimum of negotiation with the Board of the acquired company. While such a takeover may be beneficial to shareholders of the acquired company, it may also be detrimental to them and/or to the company, because the lack of negotiation with the acquired company often precludes a proper evaluation of the merits of the transaction in light of other possible alternatives. As a result, the terms of the takeover and the compensation offered to shareholders, both in a tender offer and in a subsequent merger or other transformation, may be less favorable than is warranted.

        The Company is not aware of any pending or threatened takeover bid for the Company, but is recommending shareholder approval of the proposed amendments to the Articles of Incorporation (the "Amendments") at this time because of the possibility that such a bid may be made in the future. While the Company's chairman currently beneficially owns more than 50% of the outstanding voting power of the Company, the sale of additional voting securities could reduce such ownership. The adoption of the proposed
Amendments could make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's common stock or make more difficult the removal of the incumbent Board and thus have the effect of entrenching incumbent management. The Amendments could also have the effect of discouraging a third party from making a tender offer at a premium over the market price or otherwise attempting to obtain control of the Company even though such an attempt might be desired by a substantial number of the Company's shareholders. At the same time, the Amendments will help ensure that the Board, if confronted by a surprise proposal from a third party who has recently acquired a block of the Company's common stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and attempt to negotiate a premium price for the shareholders. In general, the proposed Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's Board. None of the proposed Amendments prohibit a person from attempting to take over the Company or engaging in a proxy contest.

      The Florida Business Corporation Act provides that a majority of votes entitled to be cast on the Amendments by those present in person or by proxy can approve a charter amendment. Proxies solicited by the Board will be voted for all of these proposals unless instructed otherwise. A copy of the proposed Amendments is attached as Exhibit A.

Purpose and Effect

        One of the purposes of the proposed Amendments is to encourage potential takeover bidders to seek the approval of the Board through negotiation prior to attempting a takeover or, if the takeover bidder chooses not to obtain the approval of the Board, to ensure that each of the shareholders will have a meaningful vote upon or receive proper payment for their stock in any merger or other transformation of the Company proposed by the takeover bidder. This purpose is intended to be accomplished through the proposed Amendments by making it more difficult for a takeover bidder who has acquired a significant block of the Company's stock to gain actual control of the Company. Because these provisions will encourage negotiation with the Board at an early stage, the Board would have a better opportunity to analyze any prospective offers, negotiate more favorable terms, if appropriate, and make a considered recommendation to shareholders as to the benefits and detriments of the offer.

        Although management believes the proposed Amendments would be beneficial to shareholders by encouraging arm's length negotiation with potential takeover bidders, the proposed Amendments would tend to discourage some takeover bids. Since proxies are being solicited by the Board, it may have a conflict of interest in recommending shareholder approval of the proposed Amendments to the Company's Articles of Incorporation.

        Tender offers for control usually involve a purchase price higher than the current market price and may involve a bidding contest between competing takeover bidders. On the other hand, defeating undesirable tender offers can be a very expensive and time consuming process. To the extent the proposed Amendments discourage undesirable tender offers, the Company may be able to avoid these expenditures of the time and money. The proposed Amendments could also discourage open market purchases by a potential takeover bidder. Such purchases could increase the market price of the Company's stock (which increase may be temporary), enabling shareholders to sell their shares at a price higher than that which would otherwise prevail. In addition, the proposed Amendments could decrease the market price of the Company's stock by making the stock less attractive to persons who invest in securities in anticipation of an increase in price if a takeover attempt develops.

        If adopted, the proposed Amendments will make it more difficult for a hostile party to obtain control of the Company by replacing the Board and, thereby, management since the Board has the power to retain and discharge management. Moreover, the proposed Amendments will also make it more difficult for the Company's shareholders to replace the Board or management even if a majority of the shareholders believe such replacement to be in the best interests of the Company. As a result, the Amendments, if all adopted, would tend to perpetuate the incumbent Board and management.

        The proposed Amendments will be filed with the Secretary of State of the State of Florida and will amend the Company's existing Articles of Incorporation. The proposed Amendments contains several provisions which will change the existing Articles of Incorporation in several respects. For ease in explanation, each of the major provisions of the proposed Amendments will be described separately below. Since the proposed Amendments could have a significant impact on the rights of shareholders generally, each shareholder is urged to carefully study the information presented below. The Board has considered the advantages and disadvantages described above as well as the specific effects of each section as described below, and has determined that the adoption of the proposed Amendments is in the best interests of the Company and its shareholders.

        The proposed Amendments are being presented separately for approval of the shareholders. The affirmative vote of a majority of the shares entitled to vote, present in person or by proxy, is required to pass each Amendment.

a.      Authorization of Preferred Stock

        The Company presently is authorized to issue 10,000,000 shares of common stock, 2,000 shares of Class A Preferred Stock and 300,000 shares of Class B Preferred Stock, all $.0001 par value.
As of August 1, 1996, the 2,000 shares of Class A Preferred Stock were issued and outstanding and the Class B Preferred Stock was held in the treasury. Currently, the Company's Articles of Incorporation do not provide for the Company to issue any preferred stock with rights and preferences as authorized at the Board's discretion. In order to issue preferred stock in the future,
Article IV of the proposed Amendments provides for the authorization of a class of 2,500,000 shares of Class B Preferred Stock, $.001 par value per share (the "Preferred Stock"). The existing Class B Preferred Stock would be repealed.

        Authorization of the Preferred Stock will permit the Board to issue Preferred Stock from time to time, without further action by the shareholders, in one or more series, with such designations, preferences, special rights, qualifications, limitations and restrictions thereof as the Board may determine. These would include, without limitation, (a) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights; (b) the number of shares constituting that series and the distinctive designation of that series; (c) the dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, are paid on dividends on shares of that series; (d) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine; (e) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates.

        Shares of Preferred Stock could be issued at the direction of the Board from time to time for any proper corporate purpose, including the acquisition of other businesses, the raising of additional capital for use in the Company's business, a dividend on the then-outstanding shares or in connection with any employee stock plan or program. For example, in the event of a takeover proposal opposed by the Board, the authorization of the Preferred Stock would enable the Company to issue a substantial block of Preferred Stock, without obtaining shareholder approval, as part of an alternative business combination or a recapitalization. Shares of Preferred Stock could also be issued to one or more persons who might thereby obtain sufficient voting power to ensure the defeat of any proposal to remove directors, to prevent certain business combinations opposed by the incumbent Board, or to alter, amend or repeal any of the provisions of the proposed Amendments. Also, the presence of the authorized Preferred Stock could discourage unsolicited business combination transactions which might be desirable to shareholders. The authorization of a new class of Preferred Stock would provide the Board with the flexibility to offer both common stock and Preferred Stock in its capital raising efforts.

        Shareholders should recognize that although the Board will issue Preferred Stock only when it considers such issuance to be in the best interest of the Company, the issuance of Preferred Stock may, among other things, have a dilutive effect on earnings per share of common stock and on the equity and voting rights of
holders of shares of common stock.   However, the Board believes
that the benefits of providing it with the flexibility to issue shares without delay for any business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of shareholders to provide the advantage of greater flexibility which will result from the authorization of the Preferred Stock.

b.                Classified Board of Directors

        Currently, the Company's Articles of Incorporation provides for all directors to be elected for a term of one year and to stand for re-election every year. Article VI of the proposed Amendments would provide that the directors be divided into three equal or nearly equal classes, designated Class A, Class B and Class C. It is presently anticipated that if this proposal is approved, directors will be divided into the three classes immediately following the 1996 Annual Meeting of Shareholders. Assuming approval of this Amendment, the following classes of directors will be elected:

Shares                        Term                      Nominees

Class A                      3 years                    Samuel Nyer
Class A                      3 years                    William Clifford, Jr.
Class A                      3 years                    Donald C. Lewis, Jr.
Class B                      2 years                    Kenneth L. Nyer, M.D.
Class B                      2 years                    Michael Anton
Class C                      1 year                     Howard G. Parker, M.D.
Class C                      1 year                     Donald Striar


        The initial term of Class A directors would extend to the 1999 Annual Meeting of Shareholders, that of Class B directors shall extend to the 1998 Annual Meeting, and that of Class C directors shall extend to the 1997 Annual Meeting. As the one and two-year terms expire new directors will be elected for three-year terms.
The number of directors to be elected at each Annual Meeting shall be equal to the number of directors of the class whose terms extends to the time of such meeting and those directors elected at such meeting shall hold office until the third succeeding Annual Meeting of Shareholders.

        Classification of the Board would provide stability for the management of the Company in that two-thirds of the then-incumbent directors would continue to hold office regardless of the outcome of any particular Annual Meeting. In addition, the classification of the Board would eliminate the possibility of a successful unwanted tender offeror who has gained control of a majority of the voting power of the Company from gaining control of the Board in any one year. Classification of the Board could discourage an accumulation of voting power in that the acquirer could not generally gain control of the Board for a period of two years. The accumulation of voting power could result in the temporary increase in value of the common stock and may be desirable to shareholders. Because of the additional time required to change control of the Board, classification of the Board will tend to perpetuate present management. The classification of the Board, combined with the restrictions on the power of shareholders to remove directors described below, will also make it more difficult for the shareholders to change the composition of the Board even if the shareholders believe such a change would be desirable.

      Control of the Company has rested with the Company's current management since inception. Management has made significant strides as evidenced by the Company's business acquisitions and capitalization. The benefits of encouraging stability and continuity of the current management and discouraging unwanted tender offers or proxy contests outweigh the possible disadvantages of the loss of a possible temporary increase in value of the Company's common stock. Current management have established and developed the relationships necessary to generate revenue. A change in management at this time could disrupt the Company's operations, adversely affecting its relationship with customers and impair the Company's ability to expand.

c.      Removal of Directors

        Currently, the Company's Articles of Incorporation do not address the removal of directors either "with cause" or "without cause." However, the Company's Bylaws provide for the removal of directors with or without cause by a vote of the holders of a majority of the shares present in person or by proxy entitled to vote at an election of directors. Florida law, in the absence of any provision in the Articles of Incorporation, permits holders of a majority of a corporation's voting stock to remove directors with or without cause at a meeting of the shareholders called expressly for the purpose. Article VI, Section (d) of the proposed Amendments, which is more restrictive than is otherwise provided under Florida law, would provide that the affirmative vote of either (i) 75% of the shareholders could remove one or all of the directors only "with cause," or (ii) 66-2/3% of the shareholders and a majority of the "disinterested directors" (as hereinafter defined) could remove one or all of the directors only "with cause". "Cause" is defined as (i) a conviction of a felony regardless of whether it relates to the Company or its securities;
(ii) declaration of incompetency or unsound mind by court order; or
(iii) commission of an action which constitutes intentional misconduct or a knowing violation of law. "Disinterested Director" is defined for purposes of this provision to be any director not having an interest or role, direct or indirect, in the transaction or incident which is the basis for claiming removal of a director "with cause".

        The primary purpose for Article VI, Section (d) of the proposed Amendments is to preclude the removal of any director or directors, by a takeover bidder or otherwise, unless removal is warranted for reasons other than control of the Board. For a takeover bidder to obtain effective control of the Company, it would need to control at least a majority of the Board votes to effect certain actions. One popular method for a takeover bidder to obtain such control is to acquire a majority of the outstanding shares of the Company through a tender offer or open market purchases and to use that voting power to remove the existing directors and replace them with persons chosen by the takeover bidder. Requiring cause in order to remove a Director would defeat this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board before attempting a takeover.

        The disadvantage of the provisions of Article VI, Section (d) is that it will become more difficult, particularly when combined with the other provision being added by the proposed Amendments, to remove a director prior to the expiration of his term in office. Another disadvantage is that this Amendment could discourage an acquisition of a majority of the shares by a person seeking to replace the Board. The restrictions on removal of a director would permit minority shareholders holding either 25% or 33-1/3% of the current votes (depending upon whether a majority of Disinterested Directors joins in the vote to remove a director) a veto in deciding whether to remove a director prior to the expiration of that director's term in office. However, as stated in detail at the end of the section describing proposed Amendment to classify the Board, the benefits of providing stability to the current management outweigh the possible disadvantages of more easily removing directors and the lack of temporary increases in value of the common stock.

d.      Limitations on Action by Written Consent

        Article XII would add a requirement that shareholder action be taken only at an annual or special meeting of shareholders and that action by shareholders by written consent in lieu of a meeting be prohibited unless such consent shall be signed by the holders of at least two-thirds of the voting power. Pursuant to Florida law, unless otherwise provided in the Articles of Incorporation (which, for the Company, currently do not so provide), any action required or permitted to be taken by shareholders of the Company may be taken without any meeting, without prior notice and without a shareholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of the shareholders at which all shares entitled to vote thereon were present and voted.

        Article XII would prevent the holders of a majority (but not two-thirds) of the voting power of the Company from using the written consent procedure to take shareholder action in lieu of a meeting. The proposed amendment would prevent a takeover bidder holding a majority but less than two-thirds of the voting stock from using the written consent procedure to take shareholder action unilaterally. The Board does not believe that the limitation on shareholder action by written consent will create a significant impediment to a tender offer or other effort to take control of the Company. Nevertheless, the effect of this proposal could make it more difficult to acquire control of the Company and take other shareholder action, even though such actions might be desired by or beneficial to the holders of a majority of the Company's stock.



e.  Advance Notice of Shareholder Nomination of Directors and
        Business Introduced by Shareholders

        Article XIII of the proposed Amendments provide that advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Company shall be given in the manner provided in the Company's By-laws. In accordance with Article XIII, the Board has adopted an amendment to the Company's By-laws, subject to approval of the Amendments, to provide that any shareholder with the power to vote at least 10% of the then-outstanding voting securities of the Company who timely complies with the notice procedures therein set forth (and management) may nominate directors. To be timely, a shareholder's notice must be delivered to or mailed to and received by the Secretary of the Company at the principal executive office of the Company not less than 60 days prior to the meeting subject to any other requirements of law; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

        Advance notice of nominations by shareholders will afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extend deemed necessary or desirable by the Board will provide an opportunity to inform shareholders about such qualifications. The requirement that shareholders have the power to vote at least 10% of the then-outstanding voting securities to nominate directors is intended to ensure that only shareholders with a significant financial commitment to the Company nominate directors. This nomination procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a shareholder from conducting a solicitation of proxies to elect its own directors or otherwise attempting to obtain control of the Company.

        The Amendment to the Bylaws provides that for business to be properly introduced by a shareholder at a meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Company in the same manner and subject to the same time requirements provided for shareholder notice of nominations to the Board. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of capital stock which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

        The purpose of requiring advance notice of business to be brought by a shareholder before a meeting is to enable the Board to give advance notice of such business to the shareholders generally, and to afford the Board a meaningful opportunity to consider the merits of the matter to be raised by shareholders. Although this procedure does not give the Board any power to approve or disapprove such matters, this procedure may have the effect of precluding the consideration of matters at a meeting if the proper procedures are not followed, even if approval of such matters may be deemed by some shareholders to be beneficial to the Company and its shareholders.

        Pursuant to Florida law, the Amendments to the foregoing provisions of the Company's Articles of Incorporation must be approved by a vote of the holders of the majority of those present at the special meeting or by proxy, assuming a quorum. A similar vote is required to adopt, amend or rescind bylaws adopted by the Board. The Company's Bylaws have been amended to make it consistent with those Amendments approved by the shareholders. The proxy provides for shareholder approval, disapproval or abstention of the proposed Amendments as a whole rather than individually. Proxies solicited by the Board will be voted for all Amendments described in this proposal unless instructed otherwise. Since the Company's principal shareholder, Nyle, intends to vote its shares of capital stock for the proposed Amendments, they will pass.

Item 4.  Other Matters

        The Board has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

        If you do not plan to attend the meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are unable to attend the meeting, at your request, the Company will cancel the proxy.

Shareholders' Proposals

        Any shareholder of the Company, who wishes to present a proposal to be considered at the 1997 annual meeting of the shareholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting, must deliver such proposal in writing to the Company no later than December 31, 1996.

        The Company will furnish, without charge to any shareholder submitting a written request a copy of the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission including financial statements and schedules thereto. Such written request should be directed to Karen L. Wright, P.O. Box 1328, Bangor, Maine, 04402-3928.

              By the Order of the Board of Directors




               Samuel Nyer, Secretary









                                     EXHIBIT A


                 SECOND AMENDMENT TO THE ARTICLES OF INCORPORATION
                                        OF
                             NYER MEDICAL GROUP, INC.


        The undersigned hereby certifies that the following Second Amendment to the Articles of Incorporation, as amended, was approved by the board of directors (the "Board") and approved by a vote of the majority of holders of the outstanding voting power of capital stock of Nyer Medical Group, Inc. (the "Company"), present in person or by proxy and entitled to vote at the annual meeting of shareholders held on the 30th day of September, 1996.

A. Article IV is repealed, the currently existing 300,000 shares of Class B Preferred Stock held in treasury is cancelled and
        Article IV will now read as follows:

                            Article IV - Capital Stock

        This Company is authorized to issue 10,000,000 shares of common stock, $.0001 par value.

        The Company is authorized to issue 2,502,000 shares of preferred stock, $.001 par value (the "Preferred Stock").

        Of these shares of Preferred Stock, 2,000 shall be designated as Class A Preferred Stock, each share of which shall have 1,000 votes on all matters at which shares of common stock are entitled to vote.

        The remaining 2,500,000 shares of Preferred Stock shall be designated as Class B Preferred Stock. All Class B Preferred Stock is subject to issuance by the Board subject to limitations prescribed by law in the provisions of this Article and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the voting powers thereof, full or limited, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board with respect to each series shall include, but not limited to, determination of the following:

                      (a)Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                      (b)The number of shares constituting that series and the distinctive designation of that series;

                      (c)The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, are paid on dividends on shares of that series;

                      (d)Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

                      (e)Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                      (f)Whether that series shall have a sinking fund for the redemption or purchase of shares of that series; and if so, the terms and amount of such sinking fund;

                      (g)The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                      (h)Any other relative rights, preferences and limitations of that series.

        B.    Article VI is hereby amended to include:

              Article VI - Provision for Classified Board; Removal of
                                Directors For Cause

        (a) The Board shall be divided into three classes, designated Class A, Class B and Class C, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of the office of one class expiring each year. Commencing with the 1996 Annual Meeting of Shareholders, the initial term of Class A directors would extend to the 1999 Annual Meeting of Shareholders, that of Class B directors shall extend to the 1998 Annual Meeting, and that of Class C directors shall extend to the 1997 Annual Meeting. As the one and two-year terms expire new directors will be elected for three-year terms. The number of directors to be elected at each Annual Meeting shall be equal to the number of directors of the class whose terms extends to the time of such meeting and those directors elected at such meeting shall hold office until the third succeeding Annual Meeting of Shareholders.

        (b) Any vacancies in the Board for any reason, and any Board seats resulting from an increase in the number of directors, may be filled by the Board, acting by the majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual election of the class for which such directors have been chosen and until their successors shall be elected and qualified. At each annual meeting of the shareholders after each class has been elected for a three year term, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

        (c) The Corporation shall nominate persons to serve as members of the Board upon the expiration of the term of each class of directors, which nominations shall be submitted to the shareholders at the annual meeting of shareholders for approval.

        (d) Notwithstanding any other provision of the Articles of Incorporation, as amended, or the By-laws of the Corporation, it shall require the affirmative vote of either (i) 75% of the outstanding shares of each class entitled to vote present in person or by proxy assuming a quorum to remove one or all of the directors and then only "with cause" or (ii) 66-2/3% of the outstanding shares of each class entitled to vote present in person or by proxy assuming a quorum cast at a meeting of the shareholders called for that purpose and a majority of the "disinterested directors" could remove one or all of the directors only "with cause". "Cause" is defined as (i) a conviction of a felony regardless of whether it relates to the Corporation or its securities; (ii) declaration of incompetency or unsound mind by court order; or (iii) commission of an action which constitutes intentional misconduct or a knowing violation of law. "Disinterested Director" is defined for purposes of this provision to be any director not having an interest or role, direct or indirect, in the transaction or incident which is the basis for claiming removal of a director "with cause".

        C.    New Articles XII and XII shall read as follows:

              Article XII - Limitation On Action By Written Consent.

        No action required to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing in lieu of a meeting to the taking of any action is specifically denied unless such consent shall be signed of the holders of at least two-thirds of the voting power of capital stock entitled to vote on such matters.

               Article XIII - Limitation On Nomination of Directors;
                       Business Introduced by Shareholders.

        Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in a manner provided in the Corporation's By-laws. Failure to submit timely notice of nominations and business shall prevent consideration of such nominations and business at such shareholders' meeting.

        IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the Articles of Incorporation this 30th day of September, 1996.

(CORPORATE SEAL)                        NYER MEDICAL GROUP, INC.




                                        By: Samuel Nyer, President



STATE OF MAINE         )
                       ) ss:
COUNTY OF              )

        I HEREBY CERTIFY that before me, the undersigned authority, personally appeared Samuel Nyer, and he acknowledged before me, under oath, that he executed the foregoing Second Amendment to the Articles of Incorporation and that the statement contained therein is true and correct.


        WITNESS my hand and official seal this ____ day of September, 1996.



                                     Notary Public
                                     My commission expires

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                             NYER MEDICAL GROUP, INC.
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON SEPTEMBER 30, 1996

        The undersigned hereby appoints Samuel Nyer and William Clifford, Jr. as my proxy with power of substitution for and in the name of the undersigned to vote all shares of common stock of Nyer Medical Group, Inc. (the "Company") which the undersigned would be entitled to vote at the annual meeting of shareholders of the Company to be held at the Company's principal offices located at 1292 Hammond Street, Bangor, Maine 04401 on September 30, 1996 at 10:00 a.m., and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below:


Each share of common stock outstanding on the record date of August 1, 1996 is entitled to one vote on all proposals.

1. I hereby elect the following individuals to serve on the board of directors of the Company until the Company's next annual meeting:

                 Name                       Yes               No

        a)    Samuel Nyer
        b)    William Clifford, Jr.
        c)    Michael G. Anton
        d)    Donald L. Lewis, Jr.
        e)    Kenneth Nyer, M.D.
        f)    Howard Parker, M.D.
        g)    Daniel Striar


2. I hereby ratify the appointment of Coopers & Lybrand as independent auditors for the fiscal year ended December 31, 1996.

                      Yes _____ No _____       Abstain _____


3. I hereby approve the amendments to the Company's articles of incorporation relating to corporate governance.

                      Yes _____ No _____       Abstain _____


4. I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of shareholders.

                      Yes _____ No _____       Abstain _____

        (Shares cannot be voted unless this proxy is signed and returned, or specific arrangements are made to have the shares represented at the meeting).

        If no direction is indicated, this Proxy will be voted as recommended by the board of directors for all proposals.


Dated:  September __, 1996
                               Signature of Shareholder


                               Typed or Printed Name of Shareholder

                               Number of Shares Owned

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                        OF
                             NYER MEDICAL GROUP, INC.



To All Shareholders:

        The annual meeting of the shareholders of Nyer Medical Group, Inc. (the "Company") will be held at 1292 Hammond Street, Bangor,
Maine, 04401 on September 30, 1996 for the following purposes:

(1) To elect directors to serve on the board of directors of the Company until the Company's next annual meeting.

(2) To ratify the appointment of Coopers & Lybrand as independent auditors for the fiscal year ending December 31, 1996.

(3) To approve or disapprove the amendments to the Company's articles of incorporation relating to corporate governance.

(4) For the transaction of other lawful business that may properly come before the meeting.

        The board of directors has fixed the close of business on August 1, 1996 as the record date for a determination of shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof.

        If you do not plan on attending the meeting, please vote, date, sign and mail the enclosed proxy promptly to Ms. Karen L.
Wright, Nyer Medical Group, Inc., P.O. Box 1328, Bangor, Maine,
04402.

Dated:  September __, 1996        By Order of the Board of Directors




                                  By: Samuel Nyer, Secretary